Exhibit 99.1

Aeries Technology Announces Completion of Fiscal Year 2025 Earnings Call

Core Adjusted EBITDA exceeds guidance; Company re-affirms FY 2026 outlook as AI-Centric
Global Capability Center strategy accelerates

New York – July 3, 2025

Aeries Technology, Inc. (“Aeries” or the “Company”), a leading partner to private-equity-backed enterprises building and scaling Global Capability Centers (“GCCs”), today announced that it held its Annual Fiscal Year 2025 Earnings and Business Update Conference Call earlier today. Chief Executive Officer Ajay Khare and Chief Financial and Investment Officer Daniel Webb reviewed full-year results, strategic progress, and the outlook for Fiscal Year 2026 during the call.

FY 2025 Earnings Call Highlights

●	Revenue of $70.2 million.

●	North-America revenue up 15% year-over-year to $65.5 million, now representing 93.3% of the total mix.

●	Core Adjusted EBITDA of $7.4 million, exceeding the Company’s prior $6–7 million guidance range.

●	Adjusted EBITDA of $(4.7) million and Operating Loss of $(28.8) million and net loss of $(21.6) million

●	Loss was primarily due to one-time line items in 2025 that are not expected to continue in 2026

●	$12.0 million loss from non-core business.

●	$12.7 million stock based compensation expense was primarily due to a one-time issuance from the deSPAC.

●	$7.0 million Business Combination and M&A transaction related costs due to deSPAC and M&A costs.

●	Severance pay $0.7 million, related primarily to changes in our management. Our operational streamlining is complete and we don’t expect significant severance costs in the future.

●	Year-end liquidity of $2.8 million in cash and $1.1 million of long-term debt.

Strategic & Operational Progress

●	Sharpened focus on core GCC franchise serving PE-backed companies in North America, with legacy Middle-East operations fully wound down.

●	Launch of an AI-Centric GCC Framework integrating intelligent automation and generative-AI agents; already scaled a 300-plus-member GCC for a flagship healthcare client.

●	Signed engagements with a global cybersecurity provider and a sustainability-focused SaaS leader to establish multi-country GCCs in India and Mexico.

●	Strengthened go-to-market team with the appointment of a Chief Growth and Strategy Officer to deepen private-equity relationships.

Fiscal 2026 Outlook Re-affirmed

●	Revenue: $74 million – $80 million

●	Adjusted EBITDA: $6 million – $8 million

Executive Commentary

“FY2025 was a pivotal year for Aeries,” said Chief Executive Officer Ajay Khare. “We made intentional decisions to sharpen our strategy and focus. That meant doubling down on our core business—helping Private Equity-backed companies with a presence in North America build and scale Global Capability Centers (GCCs)—and stepping away from lower-value, non-core geographies. We are no longer operating in the Middle East consulting markets, have completed all associated write-offs, and significantly tightened our cost structure. Those legacy issues are now behind us.”

“We believe 2026 is on track to be our best year yet. We’re seeing strong traction with new clients and our cost structure is now leaner. AI-led transformation is gaining pace, and our modular agents are already active in client environments,” added Chief Financial and Investment Officer Daniel Webb.

Conference-Call Transcript

A transcript will be available on the Investor Relations section of Aeries’ website at https://ir.aeriestechnology.com.

About Aeries Technology

Aeries Technology, Inc. (Nasdaq: AERT) partners with private-equity-backed enterprises to design, build, and operate Global Capability Centers that accelerate digital transformation and value creation. With more than 13 years of GCC expertise and a next-generation AI framework, Aeries delivers scalable technology, operations, and analytics solutions across India, Mexico, and other strategic locations.

Non-GAAP Financial Measures

The Company uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in its underlying operating results and provide additional insight and transparency on how it evaluates the business. The Company uses non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate its performance. The Company has detailed the non-GAAP adjustments that it makes in the non-GAAP definitions below. The adjustments generally fall within the categories of non-cash items. The Company believes the non-GAAP measures presented herein should always be considered along with, and not as a substitute for or superior to, the related GAAP financial measures. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined. For further information, see “Reconciliation of Non—GAAP Financial Measures” below, including the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

The Company defines Adjusted EBITDA as net income from operations before interest, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, M&A transaction-related costs, and changes in fair value of derivative liabilities. The Company define Core Adjusted EBITDA as Adjusted EBITDA less EBITDA from non-core business. Our core business includes GCC services provided to private equity-backed companies, primarily in North America, characterized by long-term relationships, recurring contracts, and multi-year revenue streams. In contrast, our non-core business includes consulting services, primarily for customers in the Middle East, which typically involve one-time engagements with extended collection cycles. Moving forward, we aim for the majority of our revenue to be generated from our core business, and we do not plan to enter into new customer contracts outside North America.

Adjusted EBITDA and Core Adjusted EBITDA are key performance indicators the company uses in evaluating our operating performance and in making financial, operating, and planning decisions. The Company believes these measures are useful to investors in the evaluation of Aeries’ operating performance as such information was used by the Company’s management for internal reporting and planning procedures, including aspects of our consolidated operating budget and capital expenditures. Some of the limitations of Adjusted EBITDA and Core Adjusted EBITDA include: each of these measures does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments or foreign exchange gain/loss; (ii) changes in, or cash requirements for, working capital; (iii) significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt; (iv) payments made or future requirements for income taxes; (v) cash requirements for future replacement or payment in depreciated or amortized assets; (vi) stock based compensation costs, (vii) severance pay, (viii) Business Combination and M&A transaction related costs, which represent non-recurring legal, professional, personnel and other fees and expenses incurred in connection with potential mergers and acquisitions related activities, and (ix) change in fair value of derivative liabilities. Additionally, the Core Adjusted EBITDA does not reflect the provision for expected credit loss / (profit) from non-core business.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future operating results, outlook, guidance and financial position, our business strategy and plans, our objectives for future operations, potential acquisitions and macroeconomic trends. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Aeries and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, our ability to continue as a going concern; changes in the business, market, financial, political and legal conditions in India, Singapore, the United States, Mexico, the Cayman Islands and other countries, including developments with respect to inflation, interest rates and the global supply chain, including with respect to economic and geopolitical uncertainty in many markets around the world, the potential of decelerating global economic growth and increased volatility in foreign currency exchange rates; the potential for our business development efforts to maximize our potential value; the ability to maintain the listing of our Class A ordinary shares and our public warrants on Nasdaq, and the potential liquidity and trading of our securities; changes in applicable laws or regulations and other regulatory developments in the United States, India, Singapore, Mexico, the Cayman Islands and other countries; our ability to develop and maintain effective internal controls, including our ability to remediate the material weakness in our internal controls over financial reporting; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our financial performance; our ability to make acquisitions, divestments or form joint ventures or otherwise make investments and the ability to successfully complete such transactions and integrate with our business; the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements; the conflicts between Russia and Ukraine, and Israel and Hamas, and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls; risks related to cybersecurity and data privacy; the impact of inflation; the impact of the COVID-19 pandemic and other similar pandemics and disruptions in the future; and the fluctuation of economic conditions, global conflicts, inflation and other global events on Aeries’ results of operations and global supply chain constraints. Further information on risks, uncertainties and other factors that could affect our financial results are included in Aeries’ periodic and current reports filed with the U.S. Securities and Exchange Commission. Furthermore, Aeries operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Aeries disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Investor & Media Contact

ir@aeriestechnology.com

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Year Ended March 31,
	2025	2024
Net (loss) / income	$(21,595)	$17,256
Income tax (benefit) / expense	(1,072)	1,871
Interest income	(326)	(275)
Interest expense	751	462
Depreciation and amortization	1,384	1,352
Impairment loss	1,693	-
EBITDA	$(19,165)	$20,666
Adjustments
(+) Stock-based compensation	12,746	1,626
(+) Business Combination and M&A transaction related costs	6,993	3,067
(+) Severance Pay	678	-
(-) Change in fair value of derivative liabilities	(5,323)	(16,167)
(-) Gain on settlement of forward purchase agreement put option liability	(581)	-
Adjusted EBITDA	$(4,652)	$9,192
Revenue	70,198	72,509
Adjusted EBITDA margin [Adjusted EBITDA / Revenue]	(6.6)%	12.7%

ADJUSTED EBITDA TO CORE ADJUSTED EBITDA

(In thousands)

	Year Ended March 31,
	2025	2024
Adjusted EBITDA	$(4,652)	$9,192
(+) Loss / (Profit) from non-core business	12,058	(7,600)
Core adjusted EBITDA	$7,406	$1,592
Revenue	70,198	72,509
Core adjusted EBITDA margin [Core adjusted EBITDA / Revenue]	10.6%	2.2%

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